SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  August 28, 1997
                 ----------------

(Date of earliest event reported) :   June 26, 1997


                         MANAGEMENT TECHNOLOGIES, INC.
                         -----------------------------

             (Exact name of Registrant as specified in its Charter)


                                    NEW YORK
                                    --------

                 (State or other jurisdiction of incorporation)


                      0-17206                       13-3029797
                      -------                       ----------
                          Commission File No.                 I.R.S. Employer
                                 Identification


                    630 Third Avenue, New York, NY     10017
                    ------------------------------     -----

                Address of principal executive offices  Zip Code


                                 (212) 983 5620
                                 --------------

                         Registrant's telephone number,
                              including area code
ITEM 5.   OTHER EVENTS


     On June 26, 1997, the Registrant (the "Company") entered into two subscription agreements to sell an aggregate of 10,000,000 shares of common stock of the Company to Nethold Limited and to Starington Holding, Inc. for a total cash consideration of $600,000. Shares issued pursuant to these agreements are not registred and bear a restrictive legend.
     On July 3, 1997, the Company entered into a subscription agreement to sell 2,500,000 shares of common stock of the Company to Hillside Industries, Inc. for a consideration of $150,000. Shares issued pursuant to these agreements are not registred and bear a restrictive legend.
     On August 15, 1997, the Company entered into an agreement with Access America, Inc. ("Access"). Access to purchase advertising time on certain networks with a fair market value of $4,000,000. The Company agreed to issue Access 2,000,000 shares of common stock valued at $2.00 per share and further agreed to issue Access additional shares of common stock if the company's common stock is traded below $2.00 per share on August 11, 1998, such that the total value of the shares issued and issuable to Access shall be $4,000,000.

ITEM 7         EXHIBITS
10.218 Agreement between the Company and Access America, Inc., dated August 15,1997
10.219         Subscription agreement between the Company and Nethold Limited,
dated June 16,                1997.
10.220         Subscription agreement between the Company and Starington
Holding, Inc., dated June          16, 1997.
10.221         Subscription agreement between the Company and Hillside
Industries, Inc., dated July            3, 1997.

                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorised.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)


                              /s/ Patrick Huguenin
                              --------------------

                              Patrick Huguenin
                              Chief Financial Officer
Dated:    New York, New York